UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________
FORM 8-K
__________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 25, 2024
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HPS CORPORATE LENDING FUND
(Exact name of Registrant as specified in Its Charter)
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Delaware	814-01431	87-6391045
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 West 57th Street, 33rd Floor New York, New York		10019
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (212) 287-6767
Not Applicable
(Former name or former address, if changed since last report)
__________________
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

April 2024 Distributions
On April 25, 2024, HPS Corporate Lending Fund (the “Fund”) declared regular and variable supplemental distributions for each class of its common shares of beneficial interest (the “Shares”) in the amounts per share set forth below:

	Gross Distribution	Shareholder Servicing and/or Distribution Fee	Net Distribution - Regular	Variable Supplemental Distribution	Net Distribution - Total
Class I Common Shares	$0.1600	$—	$0.1600	$0.0550	$0.2150
Class D Common Shares	$0.1600	$0.0052	$0.1548	$0.0550	$0.2098
Class F Common Shares	$0.1600	$0.0104	$0.1496	$0.0550	$0.2046
Class S Common Shares	$0.1600	$0.0177	$0.1423	$0.0550	$0.1973
The regular and variable supplemental distributions for each class of Shares are payable to shareholders of record as of April 30, 2024 and will be paid on or about May 31, 2024.
These distributions will be paid in cash or reinvested in additional Shares for shareholders participating in the Fund’s distribution reinvestment plan.
Item 8.01. Other Events.
Net Asset Value

The net asset value (“NAV”) per share for each class of the Fund as of March 31, 2024, as determined in accordance with the Fund’s valuation policy, is set forth below.

NAV per share as of March 31, 2024
Class I Common Shares	$25.36
Class D Common Shares	$25.36
Class F Common Shares	$25.36
Class S Common Shares	$25.36

As of March 31, 2024, the Fund’s aggregate NAV was $6,247.2 million, the fair value of its investment portfolio was $9,917.6 million and it had principal debt outstanding of $3,859.6 million, resulting in a debt-to-equity ratio of approximately 0.62 times.

Status of Offering
The Fund is currently publicly offering on a continuous basis up to $8.0 billion in Shares (the “Offering”). The following table lists the Shares and total consideration for the Offering as of the date of this filing (through the April 1, 2024 subscription date). The Fund intends to continue selling Shares in the Offering on a monthly basis.

	Common Shares Issued	Total Consideration
Class I Common Shares	68,164,838	$1.7	billion
Class D Common Shares	34,521,688	0.9	billion
Class F Common Shares	146,876,645	3.6	billion
Class S Common Shares	5,950,528	0.1	billion
Total Offering*	255,513,699	$6.3	billion
*Amounts may not sum due to rounding.

CLO Transaction

On April 18, 2024, the Fund, through HLEND CLO 2024-2, LLC (the “Issuer”), a limited liability company formed under the laws of the State of Delaware and a wholly-owned indirect subsidiary of the Fund, priced its $526.00 million term debt securitization (the “CLO Transaction”).  The CLO Transaction is expected to close on or about May 23, 2024 (the “Closing”). The HLEND 2024-2 Secured Notes (as defined below) to be issued by the Issuer in the CLO Transaction will be secured by a portfolio of collateral obligations consisting primarily of middle market loans and participation interests therein.

The CLO Transaction is expected to be executed through (i) a private placement of Class A-1 Senior Secured Floating Rate Notes, Class A-2 Senior Secured Floating Rate Notes, Class A-F Senior Secured Fixed Rate Notes, Class B-1 Senior Secured Floating Rate Notes, Class B-2 Senior Secured Floating Rate Notes, Class B-F Senior Secured Fixed Rate Notes, Class C-1 Secured Deferrable Floating Rate Notes, Class C-2 Secured Deferrable Floating Rate Notes, and Class C-F Secured Deferrable Fixed Rate Notes (collectively, the “HLEND 2024-2 Secured Notes”), and (ii) a purchase by the Depositor (as defined below) of the subordinated notes issued by the Issuer (the “Subordinated Notes” and, together with the HLEND 2024-2 Secured Notes, the “HLEND 2024-2 Notes”), the terms of which are summarized in the table below:

Class	Par Size ($)	Expected Ratings (S&P)*	Coupon	Price
Class A-1 Notes	$255,000,000	AAA(sf)	SOFR + 0.250%	93.2247
Class A-2 Notes	40,850,000	AAA(sf)	SOFR + 1.875%	100.0000
Class A-F Notes	9,150,000	AAA(sf)	6.275%	100.0000
Class B-1 Notes	35,000,000	AA(sf)	SOFR + 0.500%	89.9300
Class B-2 Notes	13,500,000	AA(sf)	SOFR + 2.400%	100.0000
Class B-F Notes	1,500,000	AA(sf)	6.714%	100.0000
Class C-1 Notes	31,500,000	A(sf)	SOFR + 0.750%	86.5400
Class C-2 Notes	12,150,000	A(sf)	SOFR + 3.200%	100.0000
Class C-F Notes	1,350,000	A(sf)	7.490%	100.0000
Subordinated Notes	126,000,000	N/A	N/A	N/A
Total	$526,000,000

*Initial ratings expected to be issued by S&P Global Ratings at the Closing.

The Fund, through HLEND CLO 2024-2 Investments, LLC (the “Depositor”), a limited liability company formed under the laws of the State of Delaware and a wholly-owned direct subsidiary of the Fund, is expected to acquire 100% of the Subordinated Notes at the Closing and will be required to retain the Subordinated Notes in accordance with the U.S. Risk Retention Rules and the EU/UK Securitization Regulations at and after the Closing. The Subordinated Notes will not bear interest. The Fund expects that the HLEND 2024-2 Notes will mature on April 20, 2034, unless otherwise redeemed earlier in accordance with the terms of the indenture governing the HLEND 2024-2 Notes, to be executed on the Closing (the “Indenture”). All capitalized terms used but not defined herein have the meaning given to such terms in the Indenture.

The HLEND 2024-2 Secured Notes will be the secured obligations of the Issuer, and the Indenture will include customary covenants and events of default. The HLEND 2024-2 Notes have not been, and will not be, registered under the Securities Act of 1933, as amended, or any state securities or “blue sky” laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (the “SEC”) or an applicable exemption from registration.  This report is not a solicitation for or an offer to purchase the HLEND 2024-2 Notes.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HPS CORPORATE LENDING FUND

Date: April 26, 2024	By:	/s/ Robert Busch
	Name:	Robert Busch
	Title:	Chief Financial Officer and Principal Accounting Officer